Exhibit 10.4

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (“Agreement”) is made this 30th day of September, 2014 to be effective the 22rd day of September, 2014 and is entered into at Indianapolis, Indiana, by and among The Huntington National Bank, a national banking association (“Lender”), with a principal mailing address of 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204; Merchants Bancorp, an Indiana corporation (“Borrower”), with a principal mailing address of 11711 North Meridian Street, Suite 528, Carmel, Indiana 46032; and Providence Bank, a Missouri state banking corporation (“Participating Lender”), with a principal mailing address of 815 West Stadium Boulevard, Jefferson City, Missouri 65109.

RECITALS:

A.            Lender and Borrower entered into a certain Loan Agreement dated September 24, 2012 (the “Original Loan Agreement”) wherein which Lender agreed to make a Revolving Line of Credit Loan (as defined in the Loan Agreement) to Borrower in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00).

B.            In connection with the Original Loan Agreement, Borrower executed and delivered to Lender and agreed to perform a certain Revolving Line of Credit Note (the “Original Note”) in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) dated September 24, 2012 to evidence the Revolving Line of Credit Loan, a certain Stock Pledge Agreement (the “Original Stock Pledge Agreement”) dated September 24, 2012, and other Loan Documents (as defined in the Original Loan Agreement, the “Other Original Loan Documents”) dated on or about September 24, 2012 (the Original Loan Agreement, the Original Note, the Original Stock Pledge Agreement and the Other Original Loan Documents are collectively, the “Original Loan Documents”).

C.            In connection with the Loan and the Original Loan Documents, Lender and Participating Lender executed that certain Participation Agreement (the “Participation Agreement”) dated to be effective as of September 24, 2012.

D.            Borrower, CITBA Financial Corporation, an Indiana corporation (“CITBA”), Michael F. Petrie, individually and Randall D. Rogers, individually entered into that certain Agreement and Plan of Merger dated to be effective as of May 6, 2013 (the “Merger Agreement”) wherein which Borrower agreed to merge with and into CITBA and immediately thereafter, Citizens Bank, an Indiana chartered commercial bank and a wholly-owned subsidiary of CITBA (“Citizens Bank”) was to be merged with and into Merchants Bank of Indiana, an Indiana charted commercial bank and a wholly-owned subsidiary of Borrower.

E.            In connection with the Merger Agreement, Lender, Borrower and Participating Lender entered into that certain First Loan Modification and Reaffirmation Agreement dated effective as of August 1, 2013 (the “First Loan Modification”) wherein which Lender and

Participating Lender consented to the Merger Agreement and Borrower reaffirmed all of Borrower’s representations, warranties, obligations, covenants and liabilities under the Original Loan Documents. Subsequent to the execution and delivery of the First Loan Modification, Borrower advised that the transaction subject to the Merger Agreement would not be consummated.

F.             Lender, Borrower and Participating Lender entered into that certain Second Loan Modification Agreement dated October 24, 2013 to be effective September 23, 2013 (the “Second Loan Modification”) so as to: (i) amend and modify the Revolving Line of Credit Loan and the Original Note, the Original Loan Agreement, and to the extent necessary, the Other Original Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Original Note from September 23, 2013 to September 22, 2014; and (ii) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in the Second Loan Modification. The Original Loan Agreement, the Original Note, the Original Stock Pledge Agreement and the Other Original Loan Documents, as and to the extent amended and modified by the First Loan Modification and the Second Loan Modification are the “Loan Agreement,” the “Note,” the “Stock Pledge Agreement” and the “Other Loan Documents” and the Loan Agreement, the Note, the Stock Pledge Agreement, the Other Loan Documents, the First Loan Modification and the Second Loan Modification are collectively, the “Loan Documents.”

G.            Lender, Borrower and Participating Lender desire to: (i) amend and modify the Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary, the Loan Documents, so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from September 22, 2014 to September 21, 2015; (ii) provide for a one-time waiver only of Borrower’s failure to satisfy and perform the terms, conditions and covenants of Section 10.12 Merchant’s Bank Tier-1 Leverage Ratio of the Loan Agreement for the period ending June 30, 2014; (iii) make certain amendments and modifications to Section 10.18 Line of Credit Annual Cleandown of the Loan Agreement; and (iv) make such further amendments and modifications pursuant to and upon the terms and conditions as more particularly described and set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the above Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further, to induce Lender, Borrower and Participating Lender to consent to the amendments and modifications set forth in this Agreement, Lender, Borrower and Participating Lender hereby agree as follows:

1.             The Recitals set forth in the beginning of this Agreement are true and correct and are hereby incorporated as a material part of this Agreement.

2.             The Revolving Line of Credit Loan, the Note, the Loan Agreement, and to the extent necessary the Loan Documents, are hereby amended and modified so as to extend the maturity date of the Revolving Line of Credit Loan and the Note from September 22, 2014 to September 21, 2015.

3.             Lender hereby agrees to a one-time waiver only of Borrower’s failure for the period ending June 30, 2014 to satisfy and perform the terms, conditions and covenants of Section 10.12 Merchants Bank Tier -1 Leverage Ratio of the Loan Agreement. Borrower agrees that this is a one-time waiver only and shall not be construed or interpreted as the agreement or the commitment of Lender to grant the same or similar waivers in the future.

4.             The Loan Agreement, the Note, and to the extent necessary, the Loan Documents, are hereby further amended and modified so that the term “LIBO Rate” and the definition thereof is deleted in its entirety and replaced with the following:

“As used herein, ‘LIBO Rate’ shall mean the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for the related LIBO Rate Interest Period, as determined by Lender in its discretion based upon reference to information which appears on page LIBOR01, captioned ICE Benchmark Administration Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, as of two Banking Days prior to the first day of a LIBO Rate Interest Period; by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as ‘Eurocurrency liabilities’ in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Lender. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrower, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than each month. If the LIBO Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower. This Agreement expresses an initial interest rate and an initial index value to five (5) places to the right of the decimal point. This expression is done solely for convenience. The reference sources for the index used by Lender, as stated in this Agreement, may actually quote the index on any given day to as many as five (5) places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Agreement will be to five (5) places to the right of the decimal point.”

5.             The Loan Agreement is hereby further amended and modified so as to delete in its entirety the first full paragraph of Section 2.3(b) Posting and Application of Payments of the Loan Agreement and replace the same with the following:

“(d)         Posting and Application of Payments. All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents must be made to Lender at 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204 not later than 11:00 a.m. on the due date to ensure credit on the due date. Lender shall not be required to credit the applicable Loan for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the applicable Loan for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.”

6.             The Loan Agreement is hereby further amended and modified so as to add the following new Section 2.8 Hedging Contract Transactions:

“2.8        Hedging Contract Transactions. In the event Borrower and Lender enter into a Hedging Contract (as defined hereafter), Borrower shall be responsible for any and all Hedging Contract Obligations (as defined hereafter), contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender, or to any of its subsidiaries or affiliates or successors arising under or in connection with such Hedging Contract Transactions (as defined hereafter), all of which obligations shall be entitled to all of the benefits and protections afforded to Lender under or pursuant to this Agreement. As used herein, the term ‘Hedging Contract’ means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement or any other similar hedging agreement or arrangement entered into by a Person in the ordinary course of business. As used herein, the term ‘Hedging Contract Obligations’ of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any Hedging Contract, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any Hedging Contract transaction. As used herein, the term ‘Hedging Contract Transactions’ shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into among Borrower and Lender, or any of its subsidiaries or affiliates or their successors, with respect to a Hedging Contract.”

7.             The Loan Agreement is hereby further amended and modified so as to add the following new Section 8.25 O.S.H.A. Compliance, Section 8.26 Intellectual Property, Section 8.27 Solvency and 8.28 Hedging Contracts thereto which shall read, respectively, as follows:

“8.25      O.S.H.A. Compliance. Borrower is in compliance with, and its facilities, business, assets, property (both real and personal), leaseholds, and equipment are in compliance with the Federal Occupational Safety and Health Act and there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property (both real and personal), leaseholds or equipment under any such laws, rules or regulations.

8.26        Intellectual Property. Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the conditions (financial or otherwise), business operations of Borrower.

8.27        Solvency. As of the date hereof and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, (a) the aggregate value of Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) Borrower will have sufficient cash flow to enable it to pay its debts as they become due, and (c) Borrower will not have unreasonably small capital for the business in which it. is engaged.

8.28        Hedging Contracts. Except as authorized by Lender, Borrower is not currently a party to, nor will it be a party to any Hedging Contract unless such contract provides that damages upon termination following an Event of Default thereunder are payable on a ‘two-way basis’ without regard to fault on the part of either party.”

8.             The Loan Agreement is hereby further amended and modified so as to add the following new subsection (i) to Section 10.2 Maintenance of Properties, Insurance, Financial Records, Licenses, Corporate Existence and Trade Names; Compliance With Law; Payment of Obligations of the Loan Agreement which shall read, respectively, as follows:

“(i)        Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement or any Loan Document, or to discharge any lien prohibited hereby, or to comply with any other term, condition or covenant of this Agreement or any Loan Document, Lender may, but shall not be obligated to, make protective advances under the Loans in order to protect and preserve the Collateral and pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be added to the principal balance of the Loans upon which such amount interest shall accrue and shall be secured by any collateral given to Lender by Borrower for the payment and performance of the Loans.”

9.             The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 10.18 Line of Credit Annual Cleandown of the Loan Agreement and replace the same with the following:

“10.18   Line of Credit Annual Cleandown. Borrower covenants and agrees to reduce the outstanding principal balance of the Loan and the Note to an amount not exceeding Ten Million and 00/100 Dollars ($10,000,000.00) for not less than thirty (30) consecutive days on or before the annual anniversary date of this Agreement, including any annual extension or renewal periods occurring hereafter.”

10.          The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 10.21 ERISA (b)(ii) of the Loan Agreement and replace the same with the following:

“(ii)         permit any Plan to be determined to be in “at-risk” status, as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import and the rules and regulations promulgated thereunder as from time to time in effect, or”

11.          The Loan Agreement is hereby further amended and modified so as to correct a scrivener’s error in the Second Loan Modification such that in paragraph 13 of the Second Loan Modification the insert of new subsection (o) to Section 12.1 Nature of Events of the Loan Agreement is hereby relabeled “(m)”, and further, the Loan Agreement is hereby further amended and modified so as to add the following new subsections (n), (o), (p), (q), and (r) to Section 12.1 Nature of Events of the Loan Agreement which shall read, respectively, as follows:

“(n)         Borrower fails to comply with or to perform any term, obligation, covenant or condition contained in or the occurrence or existence of any event of default, termination event or other similar event under or with respect to any Hedging Contract;

(o)           Borrower contests the validity or the enforceability of any Loan Document or any Loan Document shall be invalid or shall no longer be in full force and effect;

(p)           the distribution of or the abandonment of any collateral or security given by Borrower or any Person for the loans and the Loan Documents to Lender incident thereto;

(q)           the loss of any material intellectual property owned by Borrower; and

(r)            the discontinuance or interruption of Borrower’s business for a period of fifteen (15) consecutive Business Days (as defined hereafter), unless otherwise approved by Lender, other than a discontinuance or interruption resulting from strikes, acts of God or other occurrences beyond the reasonable control of Borrower.” As used herein, the term Business Day means any day other than a Saturday, a Sunday, or a federal holiday, on which Lender is open for business.”

12.          The Loan Agreement is hereby further amended and modified so as to delete in its entirety Section 13.7 Waiver of Jury Trial of the Loan Agreement and replace the same with the following:

“13.7      Jury Waiver. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THERE MAY BE A CONSTITUTIONAL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, DISPUTE OR LAWSUIT ARISING BETWEEN OR AMONG THEM, BUT THAT SUCH RIGHT MAY BE WAIVED. ACCORDINGLY, THE PARTIES AGREE THAT, NOTWITHSTANDING SUCH CONSTITUTIONAL RIGHT, IN THIS COMMERCIAL MATTER THE PARTIES BELIEVE AND AGREE THAT IT SHALL BE IN THEIR BEST INTERESTS TO WAIVE SUCH RIGHT, AND, ACCORDINGLY, HEREBY WAIVE SUCH RIGHT TO A JURY TRIAL, AND FURTHER AGREE THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE, OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR THE RELATIONSHIP AMONG THE PARTIES HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, OR WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.”

13.          The Note is hereby amended and modified so as to delete in its entirety the second full paragraph of the section entitled “MANNER OF PAYMENT” of the Note and replace the same with the following:

“(d)      Posting and Application of Payments. All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents must be made to Lender at 45 North Pennsylvania Street, Suite 200, Indianapolis, Indiana 46204 not later than 11:00 a.m. on the due date to ensure credit on the due date. Lender shall not be required to credit the applicable Loan for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the applicable Loan for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected.”

14.          The Note is hereby further amended and modified so as to delete in its entirety the section entitled WAIVER OF JURY TRIAL on page 5 of the Note and replace the same with the following:

“JURY WAIVER

BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS NOTE OR ANY OF THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER OR ANY OTHER PERSON INDEMNIFIED HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.”

15.          Participating Lender hereby consents to the amendments and modifications set forth in this Agreement. Participating Lender acknowledges receipt of a copy of this Agreement.

16.          Borrower hereby reaffirms all representations and warranties of Borrower in the Loan Documents.

17.          Borrower hereby represents and warrants to Lender that there is no default or Event of Default (as defined in the Loan Agreement) nor event which with the giving of notice, the passage of time or both, would become an Event of Default under or in connection with the Loan Documents.

18.          Lender, Borrower and Participating Lender hereby agree that the Loan Documents, to the extent necessary, are hereby amended and modified to reflect the amendments and modifications set forth in this Agreement.

19.          Borrower agrees to pay to Lender on the date hereof a fully-earned and non-refundable extension/modification fee of Eighteen Thousand and 00/100 Dollars ($18,000.00).

20.          This Agreement is a modification only and not a novation or accord and satisfaction. Except for the above-referenced amendments and modifications, the Loan Agreement, the Note, the Stock Pledge Agreement, the Loan Documents, the Participation Agreement and any other agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the amendments and modifications herein deemed to be incorporated therein.

21.          Borrower for itself and its successors and assigns (collectively, the “Releasing Parties”), hereby release and discharge Lender, its officers, directors, agents, employees, attorneys, participants, legal representatives, successors and assigns (collectively, the “Released Parties”) from any and all claims, demands, actions, damages and causes of action which any of the Releasing Parties have asserted or claimed or might now or hereafter assert or claim against all or any of the Released Parties, whether known or unknown, arising out of, related to or in any way connected with or based upon any Prior Related Event (as defined hereafter). As used herein, the term “Prior Related Event” shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, transfer, payment, event, action or occurrence between, among or involving Borrower or any of the property of Borrower and all or any of the Released Parties and which was made or extended or which occurred at any time or times prior to the execution of this Agreement. Borrower agrees and acknowledges that this release is not to be construed as or deemed an acknowledgement or admission on the part of any of the Released Parties of liability for any matter or as precedent upon which any liability may be asserted.

Notwithstanding the amendments and modifications set forth in this Agreement, Borrower does hereby reaffirm and ratify to Lender its continuing liability and responsibility, and agrees to pay, perform, observe and be bound by all of the terms, conditions, covenants, agreements, stipulations, representations, warranties, obligations and liabilities under the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement, and further, the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, without the right of offset, defense or counterclaim thereto, and further, nothing herein contained, and nothing done pursuant to this Agreement shall affect or shall be construed as affecting or is intended to release or affect the liability of Borrower under the Loan Agreement, the Note and the Loan Documents, respectively, as may be applicable, and except for the specific amendments and modifications set forth herein, shall not alter, waive, amend, vary or affect any provision, condition or covenant contained in the Loan Agreement, the Note and the Loan Documents, and except for the specific amendments and modifications set forth herein, shall not affect or impair any rights, powers or remedies of Lender as contained in the Loan Agreement, the Note and the Loan Documents, it being the intent of Borrower that the Loan Agreement, the Note and the Loan Documents, as and to the extent amended and modified hereby, and this Agreement are hereby confirmed and ratified in all respects as of the date hereof.

LENDER

The Huntington National Bank,
a national banking association

By:	/s/ Kelly Queisser
Kelly Queisser, Vice President

BORROWER

Merchants Bancorp,
an Indiana corporation

By:	/s/ Michael F. Petrie
Michael F. Petrie, Chairman and CEO

STATE OF INDIANA	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public, in and for said County and State, personally appeared Michael F. Petrie, the Chairman and CEO of Merchants Bancorp, an Indiana corporation, who acknowledged the execution of the foregoing Third Loan Modification Agreement as the voluntary act and deed of said corporation and in such capacity, and further acknowledged that he was authorized to execute the same.

Witness my hand and Notarial Seal this 30th day of September, 2014.

/s/ Peggy A. Clingan
Notary Public

PEGGY A. CLINGAN
Notary Public
State of Indiana
My Commission Expires Jan 25, 2016.
Printed Name

My Commission Expires:	My County of Residence:

1/25/16	MARION

PARTICIPATING LENDER

Providence Bank,
a Missouri state banking corporation

	By:	/s/ Michael J. Hoelscher
Michael J. Hoelscher, Senior Vice President
STATE OF MISSOURI	)
) SS:
COUNTY OF COLE	)

Before me, a Notary Public, in and for said County and State, personally appeared Michael J. Hoelscher, the Senior Vice President of Providence Bank, a Missouri state banking corporation, who acknowledged the execution of the foregoing Third Loan Modification Agreement as the voluntary act and deed of said banking corporation and in such capacity, and further acknowledged that he was authorized to execute the same.

Witness my hand and Notarial Seal this 29 day of September, 2014.

/s/ Julie Backes
Notary Public

Julie Backes
Printed Name

My Commission Expires:	My County of Residence:

2-4-17	Cole

JULIE BACKES My Commission Expires February 4, 2017 Cole County Commission #13457386

This instrument was prepared by: Michael D. Moriarty, Attorney-at-Law, Frost Brown Todd LLC, 201 North Illinois Street, Suite 1900, P.O. Box 44961, Indianapolis, Indiana 46244-0961.